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                                                                      Exhibit 11

                            TRW Inc. and Subsidiaries
                            -------------------------
                  COMPUTATION OF EARNINGS PER SHARE - UNAUDITED
                  ---------------------------------------------

                     (IN MILLIONS EXCEPT PER SHARE AMOUNTS)


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
                                                                                Nine Months Ended September 30
                                                                                ------------------------------
PRIMARY (A)                                                                             1997          1996
-----------                                                                             ----          ----
Earnings from continuing operations                                                   $ 362.3       $  72.4
Less preference dividend requirements                                                     0.4           0.5
                                                                                      -------       -------
Earnings applicable to common shares
    and common share equivalents                                                        361.9          71.9
Earnings from discontinued operations                                                     0.0          37.9
Gain on disposal of discontinued operations                                               0.0         242.4
                                                                                      -------       -------
Net earnings applicable to common shares
    and common share equivalents                                                      $ 361.9       $ 352.2
                                                                                      =======       =======

Average common shares outstanding                                                       124.0         129.6
Stock options and performance share rights, based on
    the treasury stock method using average market price                                  3.1           2.9
                                                                                      -------       -------
Average common shares and common share
    equivalents                                                                         127.1         132.5
                                                                                      =======       =======

Primary earnings per share from continuing operations                                 $  2.85       $  0.54
Primary earnings per share from discontinued operations                                  0.00          0.29
Primary earnings per share from gain on disposal of
   discontinued operations                                                               0.00          1.83
                                                                                      -------       -------
Primary earnings per share                                                            $  2.85       $  2.66
                                                                                      =======       =======


FULLY DILUTED (B)
Earnings from continuing operations applicable
    to common shares and common share equivalents                                     $ 361.9       $  71.9

Dividends assuming conversion of other
    dilutive securities: (B)
       Dilutive preference dividends                                                      0.4           0.5
                                                                                      -------       -------
Earnings from continuing operations applicable
      to fully diluted shares                                                           362.3          72.4
Earnings from discontinued operations                                                     0.0          37.9
Gain on disposal of discontinued operations                                               0.0         242.4
                                                                                      -------       -------
Net earnings applicable to fully diluted shares                                       $ 362.3       $ 352.7
                                                                                      =======       =======

Average common shares outstanding                                                       124.0         129.6

Common shares assuming conversion of
     other dilutive securities: (B)
        Dilutive preference shares                                                        1.0           1.1

        Stock options and performance share rights, based on the treasury stock method using closing market price if higher than
            average market price                                                          3.3           3.2
                                                                                      -------       -------

Average fully diluted shares                                                            128.3         133.9
                                                                                      =======       =======


Fully diluted earnings per share from continuing operations                           $  2.82       $  0.53
Fully diluted earnings per share from discontinued operations                            0.00          0.28
Fully diluted earnings per share from gain on disposal
   of discontinued operations                                                            0.00          1.82
                                                                                      -------       -------
Fully diluted earnings per share                                                      $  2.82       $  2.63
                                                                                      =======       =======

(A) In accordance with APB#15, the shares and per share amounts reflect a two-for-one stock split (in the form of a 100% stock dividend) of the company's common stock which is effective as of November 8, 1996.

(B) Assuming the conversion of the Serial Preference Stock II - Series 1 and Series 3.
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